Exhibit 99.01
Cadence Reports Second Quarter 2020 Financial Results
SAN JOSE, Calif. — July 20, 2020 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the second quarter of 2020.
Cadence reported second quarter 2020 revenue of $638 million, compared to revenue of $580 million reported for the same period in 2019. On a GAAP basis, Cadence achieved operating margin of 24 percent and recognized net income of $131 million, or $0.47 per share on a diluted basis, in the second quarter of 2020, compared to operating margin of 23 percent and net income of $107 million, or $0.38 per share on a diluted basis, for the same period in 2019.
Using the non-GAAP measure defined below, operating margin for the second quarter of 2020 was 35 percent and net income was $185 million, or $0.66 per share on a diluted basis, compared to operating margin of 34 percent and net income of $161 million, or $0.57 per share on a diluted basis, for the same period in 2019.
“Cadence has adapted well to the difficult environment, continuing to innovate and delight customers, while delivering outstanding results for shareholders,” said Lip-Bu Tan, chief executive officer. “While these are uncertain times, design activity remains strong and our Intelligent System Design strategy has us well positioned to take advantage of these opportunities. To ensure business continuity, we are further investing in infrastructure and collaboration platforms to maintain high levels of productivity and innovation.”
“Cadence exceeded all of its key financial metrics for the second quarter and we are raising our outlook for the year to 11% revenue growth and 33% non-GAAP operating margin,” said John Wall, senior vice president and chief financial officer. “Cadence operated from approximately 50 sites across the globe before the pandemic, and we are now operating from a distributed network of more than 8,000 homes. We are blessed to have such a strong and versatile global leadership group. I am very impressed and thankful for how our team is not only rising to the challenge but thriving in this environment.”
CFO Commentary
Commentary on the second quarter 2020 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the third quarter of 2020, the company expects total revenue in the range of $630 million to $650 million. Third quarter GAAP operating margin is expected to be approximately 22 percent and GAAP net income per diluted share is expected to be in the range of $0.49 to $0.51. Using the non-GAAP measure defined below, operating margin is expected to be approximately 32 percent and net income per diluted share is expected to be in the range of $0.59 to $0.61.
For 2020, the company expects total revenue in the range of $2.585 billion to $2.615 billion. On a GAAP basis, operating margin is expected to be approximately 22 percent and GAAP net income per diluted share for 2020 is expected to be in the range of $1.84 to $1.90. Using the non-GAAP measure defined below, operating margin for 2020 is expected to be approximately 33 percent and net income per diluted share for 2020 is expected to be in the range of $2.50 to $2.56.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2020 financial results audio webcast today, July 20, 2020, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 20, 2020 at 5 p.m. (Pacific) and ending September 11, 2020 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.

About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications including consumer, hyperscale computing, 5G communications, automotive, aerospace, industrial and health. For six years in a row, Fortune Magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2020 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; (ix) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (x) the duration, severity and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	June 27, 2020	June 29, 2019
	(unaudited)
GAAP operating margin as a percent of total revenue	24%	23%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	3%
Stock-based compensation expense	7%	8%
Non-qualified deferred compensation expenses	1%	0%
Restructuring and other credits	0%	0%
Acquisition and integration-related costs	1%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	35%	34%

Net Income Reconciliation	Three Months Ended
	June 27, 2020	June 29, 2019
	(unaudited)
(in thousands)
Net income on a GAAP basis	$131,288	$107,235
Amortization of acquired intangibles	16,074	14,458
Stock-based compensation expense	46,907	44,257
Non-qualified deferred compensation expenses	3,618	862
Restructuring and other credits	(275)	(313)
Acquisition and integration-related costs	5,315	1,889
Special charges	270	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2,797)	2,042
Income tax effect of non-GAAP adjustments	(15,786)	(9,331)
Net income on a non-GAAP basis	$184,614	$161,099

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	June 27, 2020	June 29, 2019
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.47	$0.38
Amortization of acquired intangibles	0.06	0.05
Stock-based compensation expense	0.17	0.16
Non-qualified deferred compensation expenses	0.01	—
Restructuring and other credits	—	—
Acquisition and integration-related costs	0.02	—
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	0.01
Income tax effect of non-GAAP adjustments	(0.06)	(0.03)
Diluted net income per share on a non-GAAP basis	$0.66	$0.57
Shares used in calculation of diluted net income per share — GAAP**	279,080	281,054
Shares used in calculation of diluted net income per share — non-GAAP**	279,080	281,054

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 11, 2020, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s third quarter 2020 earnings release is published, which is currently scheduled for October 19, 2020.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 27, 2020 and December 28, 2019
(In thousands)
(Unaudited)

	June 27, 2020	December 28, 2019
Current assets:
Cash and cash equivalents	$1,189,186	$705,210
Receivables, net	312,758	304,546
Inventories	43,924	55,802
Prepaid expenses and other	93,915	103,785
Total current assets	1,639,783	1,169,343
Property, plant and equipment, net	282,738	275,855
Goodwill	778,857	661,856
Acquired intangibles, net	242,543	172,375
Deferred taxes	704,882	732,367
Other assets	350,694	345,429
Total assets	$3,999,497	$3,357,225
Current liabilities:
Revolving credit facility	$350,000	$—
Accounts payable and accrued liabilities	306,948	316,908
Current portion of deferred revenue	494,939	355,483
Total current liabilities	1,151,887	672,391
Long-term liabilities:
Long-term portion of deferred revenue	87,437	73,400
Long-term debt	346,394	346,019
Other long-term liabilities	157,148	162,521
Total long-term liabilities	590,979	581,940
Stockholders’ equity	2,256,631	2,102,894
Total liabilities and stockholders’ equity	$3,999,497	$3,357,225

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 27, 2020 and June 29, 2019
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue:
Product and maintenance	$601,356	$548,028	$1,183,055	$1,091,546
Services	37,062	32,391	73,320	65,615
Total revenue	638,418	580,419	1,256,375	1,157,161
Costs and expenses:
Cost of product and maintenance	55,669	43,388	111,115	93,910
Cost of services	19,546	18,081	38,563	38,144
Marketing and sales	120,476	116,208	246,220	233,038
Research and development	250,821	231,814	492,489	460,024
General and administrative	35,641	34,407	69,233	64,509
Amortization of acquired intangibles	4,590	3,159	8,796	6,467
Restructuring and other credits	(275)	(313)	(1,342)	(1,002)
Total costs and expenses	486,468	446,744	965,074	895,090
Income from operations	151,950	133,675	291,301	262,071
Interest expense	(5,914)	(4,976)	(10,551)	(10,367)
Other income (expense), net	4,630	(110)	96	5,131
Income before provision for income taxes	150,666	128,589	280,846	256,835
Provision for income taxes	19,378	21,354	25,570	29,045
Net income	$131,288	$107,235	$255,276	$227,790
Net income per share - basic	$0.48	$0.39	$0.93	$0.83
Net income per share - diluted	$0.47	$0.38	$0.91	$0.81
Weighted average common shares outstanding - basic	273,432	273,159	273,488	273,155
Weighted average common shares outstanding - diluted	279,080	281,054	279,207	280,877

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 27, 2020 and June 29, 2019
(In thousands)
(Unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash and cash equivalents at beginning of period	$705,210	$533,298
Cash flows from operating activities:
Net income	255,276	227,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,902	61,197
Amortization of debt discount and fees	512	497
Stock-based compensation	93,389	86,510
Loss on investments, net	4,036	259
Deferred income taxes	(1,609)	(8,159)
Provisions for losses (recoveries) on receivables	922	(386)
ROU asset amortization and change in operating lease liabilities	1,502	2,504
Other non-cash items	296	160
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(2,497)	63,876
Inventories	11,020	(25,689)
Prepaid expenses and other	9,910	33,055
Other assets	(17,687)	2,547
Accounts payable and accrued liabilities	(11,141)	(34,670)
Deferred revenue	148,508	19,707
Other long-term liabilities	504	2,576
Net cash provided by operating activities	562,843	431,774
Cash flows from investing activities:
Purchases of non-marketable investments	—	(33,717)
Proceeds from the sale of non-marketable investments	—	2,952
Purchases of property, plant and equipment	(43,535)	(30,562)
Cash paid in business combinations, net of cash acquired	(195,118)	(338)
Net cash used for investing activities	(238,653)	(61,665)
Cash flows from financing activities:
Proceeds from revolving credit facility	350,000	150,000
Payment on revolving credit facility	—	(250,000)
Proceeds from issuance of common stock	43,667	32,855
Stock received for payment of employee taxes on vesting of restricted stock	(53,657)	(45,698)
Payments for repurchases of common stock	(175,036)	(156,120)
Net cash provided by (used for) financing activities	164,974	(268,963)
Effect of exchange rate changes on cash and cash equivalents	(5,188)	(1,029)
Increase in cash and cash equivalents	483,976	100,117
Cash and cash equivalents at end of period	$1,189,186	$633,415

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2019					2020
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	44%	42%	44%	46%	44%	43%	44%
China	10%	12%	10%	9%	10%	13%	12%
Other Asia	19%	19%	21%	20%	20%	18%	19%
Europe, Middle East and Africa	18%	20%	18%	18%	18%	19%	18%
Japan	9%	7%	7%	7%	8%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2019					2020
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Custom IC Design and Simulation	25%	26%	26%	25%	25%	25%	24%
Digital IC Design and Signoff	30%	31%	30%	29%	30%	29%	28%
Functional Verification, including Emulation and Prototyping Hardware	24%	22%	20%	24%	23%	23%	24%
IP	12%	11%	15%	13%	13%	14%	14%
System Interconnect and Analysis	9%	10%	9%	9%	9%	9%	10%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 20, 2020
(Unaudited)

	Three Months Ending September 26, 2020	Year Ending January 2, 2021
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~22%	~22%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	2%
Stock-based compensation expense	7%	8%
Acquisition and integration-related costs	1%	1%
Non-GAAP operating margin as a percent of total revenue†	~32%	~33%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 20, 2020
(Unaudited)

	Three Months Ending September 26, 2020	Year Ending January 2, 2021
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.49 to $0.51	$1.84 to $1.90
Amortization of acquired intangibles	0.06	0.23
Stock-based compensation expense	0.16	0.70
Non-qualified deferred compensation expenses (credits)	—	—
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.02	0.07
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.02
Income tax effect of non-GAAP adjustments	(0.14)	(0.36)
Diluted net income per share on a non-GAAP basis†	$0.59 to $0.61	$2.50 to $2.56

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 20, 2020
(Unaudited)

	Three Months Ending September 26, 2020	Year Ending January 2, 2021
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$138 to $144	$516 to $533
Amortization of acquired intangibles	16	64
Stock-based compensation expense	45	197
Non-qualified deferred compensation expenses (credits)	—	(1)
Restructuring and other charges (credits)	—	(1)
Acquisition and integration-related costs	5	19
Other income or expense related to investments and non-qualified deferred compensation plan assets*	1	6
Income tax effect of non-GAAP adjustments	(40)	(100)
Net income on a non-GAAP basis†	$165 to $171	$700 to $717

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.